UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☑	Soliciting Material under §240.14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On January 14, 2021, Aerojet Rocketdyne Holdings, Inc. (the “Company”) made the following communication in connection with the proposed transactions under that certain agreement and plan of merger, dated as of December 20, 2020, between the Company and Lockheed Martin Corporation (“Lockheed”), pursuant to which the Company will merge with Lockheed:

(i)	A FAQ sheet regarding employee pay and benefits by the Company made available to the Company’s employees on its intranet (“Employee FAQ”), dated January 14, 2021.

Employee FAQ

Lockheed Martin Transition

Frequently Asked Questions – Pay and Benefits

These Frequently Asked Questions (or “FAQs”) help to answer questions related to the acquisition of AJRD by Lockheed Martin (“LM”) pursuant to a proposed merger transaction (the “Merger”).

General Pay and Health and Welfare Benefits Questions

1.  Does anything change with our current pay programs?

Until the Merger is formally consummated (the “Closing Date”), AJRD will continue its current pay programs and practices, including our normal merit cycle in Q1 2021 for non-union employees and any wage increase commitments under our collective bargaining agreements for union employees. AJRD will also continue with any of its existing bonus and incentive programs (including the STIP and LTIP) as part of its normal business practices. However, for employees who are eligible for the LTIP, 2021 LTIP awards will not be fully accelerated upon a change in control (as explained in more detail in a separate communication).

For a period of 12 months following the Closing Date or termination of employment, if earlier (the “Transition Period”), it is expected that employees employed by AJRD immediately prior to the closing of the Merger (“Continuing Employees”) will be provided with at least the same base hourly wage rate or base salary as in effect immediately prior to the Merger. Union employee wage rates will continue to follow applicable collective bargaining agreements. During the Transition Period, Continuing Employees who are participating in bonus and incentive programs at the time of the Merger are expected to be provided at least the same target annual cash incentive opportunities, as in effect immediately prior to the Merger, excluding any equity-based, long-term incentive, retention, change in control or similar compensation.

2.  Does anything change with our current health and welfare benefit coverage?

Until the Closing Date, AJRD will continue its current health and welfare benefit coverage in the normal course.

During the Transition Period, Continuing Employees are expected to be provided health and welfare coverage that is substantially comparable in the aggregate to the coverage offered by AJRD immediately preceding the Merger.

3.  Will the Merger have any impact on collective bargaining agreements?

No. The union agreements will stay with AJRD through the Merger and will continue to apply, in accordance with their terms, through their applicable expiration dates.

401(k), Pension, BRP, ESPP, Stock Holdings

4.  What happens to the AJRD 401(k) plan and our balances in those funds?

The AJRD 401(k) plan will remain in place and continue in the normal course through the Closing Date. Your employee contributions and employer safe harbor contributions in the AJRD 401(k) plan are fully vested.

5.  What happens to Pension Benefits for those employees employed prior to any respective plan freeze?

Your accrued pension benefits will remain as is. Union employees’ pension benefits will continue to follow applicable collective bargaining agreements. LM will take over management of the plans after the Closing Date.

6.  If I am enrolled in the 401(k) Benefits Restoration Plan (BRP), what will happen to my elections and account balance?

     The BRP will continue in the normal course through the Closing Date. It is anticipated that your deferral election for the year of the Closing will continue to apply through the end of that year and your BRP account balance will be paid in accordance with your distribution election and the terms of the BRP.

7.  I am currently enrolled in the Employee Stock Purchase Plan (ESPP). What will happen to my contribution and election?

     It is anticipated that the current ESPP offering period from January 1, 2021 to June 30, 2021 will operate under our normal plan terms and conditions (or, in the unlikely event the Closing Date occurs prior to June 30, 2021, AJRD will notify you and will terminate the offering early and make the final purchase prior to the Closing Date). There will be no further ESPP offerings after the current ESPP offering period.

8.  I hold AJRD stock purchased through the ESPP program or through purchases outside of the program. What happens to my AJRD stock holdings upon transaction close?

     Holders of AJRD stock, including shares purchased through the ESPP, will receive a cash payment for the Merger consideration for those shares held upon the Closing Date. The Merger consideration is subject to reduction by the amount of the declared pre-closing special cash dividend, to the extent paid or payable prior to the Merger closing.

Severance Benefits (Separation Pay and Benefit Continuation)

9.  What happens if I am laid off by AJRD before the Closing Date?

     You will qualify for separation pay and benefit continuation under AJRD’s current policies and directives for non-union employees or under the terms of the applicable collective bargaining agreement, if any, for union employees.

10.  What happens if I am laid off by LM after the Closing Date?

     Continuing Employees who are non-union employees and who are laid off during the Transition Period will be eligible for severance benefits that are at least the same as those in effect immediately prior to the Merger or those available to similarly situated LM employees. After the Transition Period, it is expected that solely LM severance and benefit policies will apply to such non-union employees. Union employees’ severance entitlements will continue to be governed by the terms of the applicable collective bargaining agreement.

Credited Years of Service

11.  Will my AJRD years of service be credited with LM for vacation eligibility after the Closing Date?

     Yes, following the closing of the Merger you will be given service credit under LM’s paid time off policy for service with AJRD as of immediately prior to the closing of the Merger.

12.  Will my AJRD years of service be credited with LM for purposes of severance or other separation benefits should I be laid off beyond the Transition Period?

     Yes, your years of service with AJRD will follow you after the Closing Date for severance purposes (to the extent such service was recognized under the AJRD severance plan or policy). Union employees’ severance entitlement is governed by applicable collective bargaining agreements.

These FAQs are for informational purposes only. All benefits will be administered in accordance with the official plan documents (as interpreted by the plan administrator) or, as applicable, in accordance with the Merger agreement, as it may be amended from time to time. In the event of any discrepancy between the terms of this document (or any other communication) and the terms of the official plan documents or the Merger agreement, the plan documents (as interpreted by the plan administrator) and/or the Merger agreement shall govern.

Nothing in these FAQs shall be construed as a guarantee of future employment with AJRD, LM or any of their affiliates (including before or after the closing of the Merger), or otherwise preclude AJRD, LM or any of their affiliates from changing or modifying the terms and conditions of employment.

Nothing in the Merger agreement is intended to provide any person not a party to the Merger agreement (including any AJRD employee) with any right to enforce any provision of the Merger agreement. AJRD and LM reserve the right to amend or terminate their benefit plans at any time and from time to time.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with the proposed transaction with Lockheed Martin Corporation (“Lockheed Martin”), Aerojet Rocketdyne Holdings, Inc. (the “Company”) will file a proxy statement and other relevant documents with the Securities and Exchange Commission (the “Commission” or the “SEC”). The Company’s stockholders are urged to read the proxy statement (including any amendments or supplements thereto) and other relevant documents in connection with the proposed transaction when available because they will contain important information about the proposed transaction. Once filed with the SEC, a copy of the proxy statement and other relevant documents will be available on the SEC’s website at http://www.sec.gov. In addition, you may obtain free copies of the proxy statement (when it becomes available) and the other documents filed by the Company with the Commission by requesting them in writing from Aerojet Rocketdyne Holdings, Inc., Attn: Corporate Secretary, 222 N. Pacific Coast Highway, Suite 500, El Segundo, California 90245, telephone: (310) 252-8100, or from the “Investor Relations” section of the Company’s website, www.rocket.com.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including their ownership of common stock of the Company, can be found in the Company’s 2020 Annual Meeting proxy statement filed with the SEC on March 24, 2020. To the extent ownership of the Company’s securities by its directors and executive officers has changed since the amounts disclosed in the 2020 Annual Meeting proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 and Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents on the SEC’s website or from the Company’s website. Stockholders will be able to obtain additional information regarding the Company’s directors and executive officers, including their interests, by reading the proxy statement and other relevant documents that the Company will file with the SEC when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements that involve risks and uncertainties, including, among other things, statements regarding our proposed transaction with Lockheed Martin, payment of the declared dividend, and the expected benefits and anticipated timing of the proposed transaction. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve inherent risks and uncertainties and the company cautions you that a number of important factors could cause actual results to differ materially from the results reflected in these forward-looking statements.

Such factors include risks and uncertainties specific to this transaction, including, but not limited to, adverse effects on the market price of the company’s common stock and on the company’s operating results because of failure to complete the transaction (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the transaction), modification, suspension, cancellation or revocation of the special dividend due to changed circumstances, uncertainties as to the timing of the consummation of the transaction, failure by the parties to successfully integrate their respective businesses, processes and systems in a timely and cost-effective manner, significant transaction costs, unknown liabilities, the success of the company’s business following the transaction, potential litigation relating to the transaction, general economic and business conditions that affect the company following the transaction, and other economic, business, competitive and/or regulatory factors affecting the proposed transaction.

In addition to the factors mentioned above, factors relating to future financial operating results that could cause actual results to differ materially from those described herein include, but are not limited to: the ongoing effects of the COVID-19 pandemic; reductions, delays or changes in U.S. government spending; cancellation or material modification of one or more significant contracts; a significant decrease in the demand for the products we offer as a result of changing economic conditions or other factors; failure to secure contracts; actions by competitors offering similar products; regulatory, legislative and technological developments that may affect the demand for or costs of our products; and other factors discussed under “Risk factors” in the company’s Annual Report on Form 10-K filed on February 19, 2020 and Quarterly Report on Form 10-Q filed on October 26, 2020, which are on file with the SEC, and in the Company’s subsequent SEC filings.

These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature, and investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any of the forward-looking information included in this communication, whether as a result of new information, future events, changed expectations or otherwise.